CERTIFICATE OF INCORPORATION

OF

DRS DIET, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), do execute this Certificate of Incorporation and do hereby certify as follows:

ARTICLE I

The name of the corporation is Drs Diet, Inc. (the “Corporation”).

ARTICLE II

The purpose for which the Corporation is organized is any or all lawful acts and activities for which corporations may be incorporated under the General Corporation Law.

ARTICLE III

The street address of the initial registered office of the Corporation in the State of Delaware is 251 Little Falls Drive Wilmington, DE 19808, New Castle County. The name of its registered agent at such address is Corporation Service Company.

ARTICLE IV

The total number of shares of capital stock that the Corporation is authorized to issue is 90,000,000, consisting of 90,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

The shares of Preferred Stock may be issued from time to time in one or more series. Apart from any other provisions in this Certificate of Incorporation authorizing the issuance of shares of Preferred Stock, the Board of Directors of the Corporation is authorized to establish from time to time, by resolution or resolutions, the number of shares to be included in each series and to fix and alter the rights, preferences, privileges, and restrictions granted to and imposed upon any series thereof, and to fix the designation of any such series of Preferred Stock. The Board of Directors of the Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors of the Corporation originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the original issue of shares of that series.

Subject to the provisions of applicable law or of the Bylaws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by applicable law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of

Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, with each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in the name of such holder on the books of the Corporation.

ARTICLE V

To the extent permitted by the General Corporation Law, a director of the Corporation will not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Article V by the stockholders of the Corporation or by changes in applicable law, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article V, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and will not adversely affect any limitation on the personal liability of any director of the Corporation at the time of such repeal or amendment or adoption of such inconsistent provision.

ARTICLE VI

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies or otherwise participates in, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, joint venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan, or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements, and expenses (including attorneys’ fees and court costs) actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the extent permitted by any applicable law, and such indemnity will inure to the benefit of the heirs, executors, and administrators of any such person so indemnified pursuant to this Article VI; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person pursuant to this Article VI in connection with an action, suit, or proceeding (or part thereof) initiated by such person unless such action, suit, or proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification under this Article VI will also include the right to be paid by the Corporation the expenses incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its disposition; provided, however, that, if the General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding will be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise. The right to indemnification and advancement of expenses under this Article VI is a contract right and should not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director or officer. Any repeal or amendment of this Article VI by the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article VI, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment or adoption of such inconsistent provision. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification to any employee or agent of the Corporation to the extent of the provisions of this Article VI with respect to indemnification of directors and officers of the Corporation and may, by action of the Board of Directors, pay in advance such expenses incurred by employees and agents of the Corporation upon such terms as the Board of Directors deems appropriate.

ARTICLE VII

The Corporation elects not to be governed by Section 203 of the General Corporation Law.

ARTICLE VIII

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt the original bylaws of the Corporation, to amend or repeal the bylaws or to adopt new bylaws, subject to any limitations that may be contained in such bylaws, but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon.

ARTICLE IX

Election of directors need not be by written ballot.

IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this 14th day of January 2022.

/s/ Dr. Baldev Sandhu
Baldev Sandhu M.D.
Incorporator

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